UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

GROWGENERATION CORP.
(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GROWGENERATION CORP.
5619 DTC Parkway, Suite 900
Greenwood Village, Colorado 80111
(800) 935-8420

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 22, 2023

To the Shareholders of GrowGeneration Corp.:

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of GrowGeneration Corp., a Colorado corporation (the “Company”), will be held on Thursday, June 22, 2023 at 4:00 p.m., Eastern Daylight Time. To facilitate broader shareholder attendance and cost savings, it will be a virtual meeting. Shareholders may attend, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/GRWG2023. Prior to the Annual Meeting, you will be able to vote over the Internet, by phone or by mail.

The Annual Meeting will be for the following purposes:
1.To elect five (5) directors to the Board of Directors of the Company to serve until the Company’s 2024 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;
2.To conduct an advisory vote on the compensation of the Company’s named executive officers;
3.To approve and ratify the amendment of the Company's Amended and Restated 2018 Equity Incentive Plan to increase the number of shares issuable thereunder from 5,000,000 to 8,000,000;
4.To approve and ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of December 31, 2023 and for the fiscal year then ending; and
5.To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

Holders of record of the Company’s Common Stock at the close of business on April 24, 2023 (the “Record Date”) are entitled to notice of, to attend and to vote at the Annual Meeting and any adjournments or postponements of the meeting.  If there are insufficient shares present in person or represented by proxy at the Annual Meeting in order to obtain a quorum, the Annual Meeting may be adjourned or postponed to permit further solicitation of proxies.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ARE ABLE TO ATTEND.  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.  VOTING OVER THE INTERNET, BY TELEPHONE OR BY MAIL WILL NOT LIMIT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND/OR VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

Darren Lampert, Chief Executive Officer
Denver, CO
April 28, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 22, 2023

The Notice of the 2023 Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report for Fiscal Year ended December 31, 2022 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number (included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials) in hand when accessing this website.

CHAR·COIR
It's Grow Time
CLOUD COIR
It's Grow
CLOUD COIR
Professional Grade Growing Medium
• 50/50 Coco Coir & Perlite Blend
• Buffered
• Triple Washed to Remove Salts
• Stabilized for Proper pH (6.0-6.5)
• RHP Certified for Horticulture
• High Cation Exchange Capacity (CEC) to Optimize Nutrient Uptake
It's Grow Time
RHP
POWER SI
BLOOM
PREMIUM FLOWERING AND MATURATION FORMULA
drip HYDRO
base a
TWO-PART BASE NUTRIENT
FLUID
5-0-2
drip HYDRO
base b
TWO-PART BASE NUTRIENT
FLUID
0-4-4
POWER SI
ORIGINAL
THE CORNERSTONE FORMULA
drip HYDRO
CHAR·COIR It's Grow Time
ion
POWER SI

GrowGeneration
WHERE THE PROS GO TO GROW
ROPONICS | ORGANICS | GROW SUPPLIES
GrowGeneration
WHERE THE PROS GO TO GROW
GROWTH POWERED BY INNOVATION
GROW WITH THE PROS
RESTROOMS

PROXY STATEMENT
 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 22, 2023

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this Proxy Statement?

The Board of Directors (the “Board”) of GrowGeneration Corp. (“GrowGeneration” or the “Company”) is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2023 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) or at any adjournment or postponement thereof.  The Annual Meeting is scheduled to be held on Thursday, June 22, 2023 at 4:00 p.m., Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/GRWG2023. This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting.  You do not need to attend the Annual Meeting in person in order to vote. Prior to the Annual Meeting, you will be able to vote over the Internet, by phone or by mail.

When is this Proxy Statement first being sent or made available to shareholders?

We will begin mailing the Notice of the Annual Meeting (the “Notice”) on or shortly after the date of this Proxy Statement to holders of record of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), as of the close of business on April 24, 2023 (the “Record Date”). As indicated in the Notice, this Proxy Statement and other materials are available on the Internet at www.proxyvote.com. Shareholders may request to receive a full package of the proxy materials by following the instructions included in the Notice.

Who is entitled to vote at the Annual Meeting?

Holders of record of GrowGeneration’s Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of close of business on the Record Date, there were 61,035,521 shares of Common Stock issued and outstanding.

What is the quorum for the meeting?

The presence, in person or by proxy, of one-third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (described below) will be counted as present for purposes of determining the presence of a quorum at the meeting but will not be counted as present for any other purpose, including voting (described below). No business may be conducted at the Annual Meeting if a quorum is not present. If a quorum is not present, a majority of the shares represented at the Annual Meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken, unless a new record date is fixed for the Annual Meeting or the meeting is adjourned for more than 60 days (in which case a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting). At any such adjourned meeting, shareholders present in person or by proxy representing a majority of the shares entitled to vote at the adjourned meeting constitute a quorum.

How can I attend the meeting?

The Annual Meeting will be a completely virtual meeting to facilitate broader shareholder attendance and cost savings. To attend and participate in the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/GRWG2023 and have available the 16-digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. You are entitled to participate in the virtual Annual Meeting only if you have a 16-digit control number. If you hold shares as a beneficial owner in “street name” and do not receive a 16-digit control number from the Company, please follow the instructions on how to generate the control number from your broker, bank or other institution.

Online access to the audio webcast will open 15 minutes prior to the start of the meeting to allow time for shareholders to log in and test the computer audio system. If you experience any technical difficulties, please call the phone number displayed on the virtual annual meeting website.

Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend.

How many votes do I have?

Each share of Common Stock entitles its owner to one vote on all matters brought before the Annual Meeting.

How do shareholders of record vote?

If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy:
1.    Over the Internet — If you have Internet access, you may go to www.proxyvote.com and complete the electronic proxy card.  You must specify how you want your shares voted, or your vote will not be registered and you will receive an error message.  Your shares will be voted according to your instructions.
2.     By Telephone — You may authorize the voting of your shares by calling 1-800-690-6903.  You must specify how you want your shares voted, or your vote will not be registered and you will receive an error message.  Your shares will be voted according to your instructions.
3.    By Mail — If you have chosen to receive a full package of proxy materials, which include a proxy card, you may mail the completed proxy card by following the instructions set forth in the proxy card. You may use the postage prepaid envelope provided in the package to mail the proxy card.  Your shares will be voted according to your instructions.  If you sign your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board.  Unsigned proxy cards will not be voted.
4.    In Person at the Meeting — If you attend the virtual Annual Meeting in person, you may vote your shares electronically at the Annual Meeting through the virtual shareholder meeting portal.

How do I vote my shares if they are held by my broker?

If you hold your shares of Common Stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name” and you will receive instructions on how to vote from your broker, bank or other institution.  The voting deadlines and availability of mail, telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

As a beneficial owner, if you have the 16-digit control number and attend the virtual Annual Meeting, you may vote your shares or change your votes at the virtual meeting.

What am I voting on?

At the Annual Meeting, GrowGeneration’s shareholders will be asked:
1.To elect Darren Lampert, Michael Salaman, Eula Adams, Stephen Aiello, and Paul Ciasullo to the Board, to serve until the Company’s 2024 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;
2.To provide an advisory vote to approve the compensation paid to the Company’s named executive officers pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Say-on-Pay”);

3.To approve and ratify the amendment of the Company's Amended and Restated 2018 Equity Incentive Plan to increase the number of shares issuable thereunder from 5,000,000 to 8,000,000;
4.To approve and ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of December 31, 2023 and for the fiscal year then ending; and
5.To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

What vote is required for each proposal?

Proposal 1 – Election of Directors

If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. This means that the five nominees who receive the most affirmative votes will be elected to the Board.

Proposal 2 – Say-on-Pay

If a quorum is present, the non-binding approval of named executive officer compensation as disclosed in this Proxy Statement will require the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal.

Proposal 3 – Equity Plan Amendment

If a quorum is present, the approval and ratification of the amendment of the Company's Amended and Restated 2018 Equity Incentive Plan will require the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal.

Proposal 4 – Independent Auditor

If a quorum is present, the approval and ratification of the appointment Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year will require the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal.

How are abstentions and broker “non-votes” treated?

Abstentions

Pursuant to Colorado law, abstentions are counted as present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions will have no effect on Proposal 1 (Election of Directors), as this proposal is decided by a plurality of the votes cast. Abstentions will also have no effect on Proposal 2 (Say-on-Pay), Proposal 3 (Equity Plan Amendment), or Proposal 4 (Independent Auditor), as only votes “For” or “Against” will be counted for these proposals.

Broker “non-votes”

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” such as ratification of appointment of the independent auditor, but may not vote those shares with respect to “non-routine” matters, such as election of directors.

Broker non-votes are counted to determine whether a quorum is present at a shareholders’ meeting if at least one routine matter (such as ratification of appointment of the independent auditor) will be voted on at the meeting. Accordingly, broker non-votes will be counted as present for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted as present for any other purpose. As a result, broker non-votes will not have any effect on the approval of the proposals contained in this Proxy Statement.

What happens if I submit or return my proxy card without voting?

If you properly submit your proxy via the Internet, telephone or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If you properly submit your signed proxy with no direction, the proxy will be voted “FOR” the proposals as recommended by the Board.

Can I change my vote after I have voted?

If you have submitted a proxy pursuant to this solicitation, you may revoke such proxy at any time prior to its exercise by:
•written notice delivered to the Secretary at 5619 DTC Parkway, Suite 900, Greenwood Village, CO 80111;
•executing and delivering a proxy with a later date;
•submitting an Internet or telephone vote with a later date; or
•attending the Annual Meeting and voting in person.

With respect to Internet and telephone votes, the last vote transmitted will be the vote counted.  Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank or other nominee pursuant to the instructions you have received from them.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any proxy solicitors as of the date of this Proxy Statement.  However, the Company may retain a proxy solicitor if it appears reasonably likely that it may not obtain a quorum to conduct the Annual Meeting.  In addition, the Company’s directors, officers and employees may solicit proxies in person and by telephone or e-mail; however, these persons will not receive any additional compensation for any such solicitation efforts.

Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held as of the Record Date.

How will voting results be communicated?

Preliminary voting results will be announced at the Annual Meeting. We will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose final voting results within four business days after final voting results are known.

How do I submit questions for the Annual Meeting?

Shareholders may submit questions before or after the Annual Meeting by contacting the Secretary of the Company by mail at GrowGeneration Corp., 5619 DTC Parkway, Suite 900, Greenwood Village, CO 80211. Shareholders may also submit questions during the Annual Meeting via the virtual shareholder meeting portal.

Who has paid for this proxy solicitation?

All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this Proxy Statement and related materials, will be borne by the Company.

How do I obtain a list of GrowGeneration’s shareholders?

A list of GrowGeneration’s shareholders as of the Record Date for the Annual Meeting will be available for inspection at GrowGeneration’s corporate headquarters, located at 5619 DTC Parkway, Suite 900, Greenwood Village, Colorado 80111, during normal business hours beginning the earlier of ten (10) days immediately prior to the Annual Meeting or two (2) business days after the notice of the Annual Meeting is given, and continuing through the Annual Meeting, and any adjournment thereof.

How do I submit a proposal for the 2024 Annual Meeting of Shareholders?

For a shareholder proposal to be considered for inclusion in GrowGeneration’s 2024 Annual Meeting of Shareholders, it must be submitted in writing together with proof of stock ownership and received by GrowGeneration’s Secretary at GrowGeneration’s corporate headquarters, located at 5619 DTC Parkway, Suite 900, Greenwood Village, CO 80111, no later than December 31, 2023. All shareholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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PROPOSAL 1:  ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Darren Lampert, Michael Salaman, Eula Adams, Stephen Aiello, and Paul Ciasullo to stand for election to the Board, each to hold office until the 2024 Annual Meeting of Shareholders and until their respective successors are elected and qualified. All of the director nominees are incumbent directors.

Set forth below is biographical information for each person nominated for election to the Board, including a description of the experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director of the Company, in light of the Company’s business strategy, prospects and structure. Also below is diversity information regarding the composition of the Board.
The Company has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board.
Proxies cannot be voted for a greater number of persons than the number of nominees in this Proxy Statement.

Nominees for Director

Name	Age	Tenure
Darren Lampert	62	9.1
Michael Salaman	60	9.1
Eula Adams	73	1.7
Stephen Aiello	62	9.0
Paul Ciasullo	64	3.0

Darren Lampert has been our Chief Executive Officer, a Director and Chairperson of the Board since our inception in 2014. Mr. Lampert began his career in 1986 as a founding member of the law firm of Lampert and Lampert (1986-1999), where he concentrated on securities litigation, NASD (now FINRA) compliance and arbitration and corporate finance matters. Mr. Lampert has represented clients in actions and investigations brought before government agencies and self-regulatory bodies. From 1999 to 2014, Mr. Lampert worked as a portfolio manager and proprietary trader at a number of broker-dealer firms. From 2010 to 2014, Mr. Lampert was a private investor. Mr. Lampert graduated in 1982 with a Bachelor of Science degree in business administration from Ithaca College. Mr. Lampert received a J.D. from Bridgeport University School of Law in 1985. Mr. Lampert was admitted to practice law in New York in 1986 and is also admitted to practice before the United States District Courts for the Southern and Eastern Districts of New York.

Michael Salaman has been our President and a Director since our inception. Mr. Salaman served as the Chairperson of Skinny Nutritional Corp. from 2002 to 2014 and as Chief Executive Officer and President of Skinny Nutritional Corp. from 2010 to 2014. Skinny Nutritional Corp. filed for Chapter 11 Bankruptcy protection in 2013 and the assets were sold to a private equity firm in 2014. Mr. Salaman has over 20 years’ experience in the area of start-ups, new product development, distribution and marketing. Mr. Salaman began his business career as Vice President of Business Development for National Media Corp., an infomercial marketing company in the United States, from 1985 to 1993. From 1993 to 1995, Mr. Salaman worked as a consultant. From 1995 to 2001, Mr. Salaman started a digital media company called American Interactive Media, Inc., a developer of Web TV set-top boxes and ISP services. In 2002, Mr. Salaman became the principal officer of that entity, directing its operations as a marketing and distribution company, and in 2005 focused its efforts in the enhanced water business. Mr. Salaman received a Bachelor of Business Administration degree in business from Temple University in 1986.

Eula Adams has been a Director of the Company since September 2021. Mr. Adams began his career as an auditor at Touche Ross in 1972, eventually becoming an audit partner there (which became Deloitte & Touche following a merger in 1989) until 1991. From 1991 to 2003, Mr. Adams worked at First Data Corporation (now Fiserv), holding positions as President of Merchant Services, President of Card Issuer Services and President of Teleservices. From 2004 to 2008, Mr. Adams served as Senior Vice President at Sun Microsystems responsible for systems, software and data storage. From 2008 to 2013, Mr. Adams was Chief Operating Officer of Xcore Corporation. Most recently, Mr. Adams was Chief Executive Officer and director at Neuromonics, Inc. from 2013 to 2019. Mr. Adams currently serves on the board of directors of Your Way Cannabis Brands Inc., as well as the White House Historical Association and the Transportation Commission of Colorado. Mr. Adams is a graduate of Morris Brown College with a Bachelor of Science degree in accounting, has a Master of Business Administration from Harvard Business School, and is a Certified Public Accountant.

Stephen Aiello has been a Director of the Company since 2014. Mr. Aiello has been a private investor focusing on cannabis and real estate since 2008. Mr. Aiello was a partner at Jones and Company from 2004 to 2008. From 2001 to 2003, he worked at 033 Asset Management, a long/short equity fund where he was responsible for day-to-day trading of the portfolio. From 1986 to 2001, he was a partner at Montgomery Securities, where he managed the sales and trading institutional desk. Mr. Aiello received a Bachelor of Arts in Psychology from Ithaca College and a Master of Business Administration from Fordham University.

Paul Ciasullo has been a Director of the Company since 2020. He has also been a board member of Leafline Labs, LLC since 2018. In 2010, Mr. Ciasullo founded Wallstreet Research Solutions, LLC, which provided sales, marketing and customer account services primarily in partnership with a fixed income research firm specializing in bond and loan covenants called Covenant Review, LLC (with which he had been working to build the business since 2007). Covenant Review and Wallstreet Research Solutions merged and later re-branded as Fulcrum Financial Data LLC, where Mr. Ciasullo acted as President of Global Marketing and Sales and was a board member from 2014 to 2018 when the company was sold to Fitch Ratings Services. From 2005 to 2006, Mr. Ciasullo was a Managing Director at Soleil Securities Group Inc., responsible for developing a strategy for bringing alternative research such as industry knowledge into a stock research environment. From 2000 to 2004, Mr. Ciasullo was a founder of and acted as President of CreditSights, Inc., an institutional investment research firm specializing in fixed income research for institutional investors. Prior to that, Mr. Ciasullo held a number of Managing Director positions as head of trading at large brokerage firms. Mr. Ciasullo graduated from Brown University in 1981 with a Bachelor of Arts in Economics and International Relations.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees named above.

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CORPORATE GOVERNANCE

BOARD OF DIRECTORS

General

Pursuant to the Company’s bylaws and the Colorado Business Corporations Act, management of the affairs, property, and business of the Company is vested in its Board.

The Company’s bylaws provide that the size of the Board shall be determined from time to time by resolution of the Board but shall not consist of less than one director or more than ten directors. If any member or nominee is unable to serve as a director or if any director leaves the Board between Annual Meetings, the Board, by resolution, may reduce the number of directors or elect an individual to fill the resulting vacancy.  As of the date of this Proxy Statement, the Board has five members: Michael Salaman, Darren Lampert, Eula Adams, Stephen Aiello, and Paul Ciasullo.

Darren Lampert, Michael Salaman, Eula Adams, Stephen Aiello, and Paul Ciasullo have been nominated for re-election at the Annual Meeting. If all of the nominees are elected, the Board will be composed of five members immediately following the Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

The Board’s primary responsibility is to seek to maximize long-term shareholder value. The Board selects management of the Company, monitors management and performance of the Company, and provides advice and counsel to management. Among other things, the Board regularly reviews the Company’s business strategies and results and approves its budget and certain major transactions. Management keeps the Board informed through regular communication, including reports and presentations at Board and Committee meetings.

Effective risk oversight is an important priority of the Board. The Board discusses risk throughout the year generally and in connection with specific matters or proposed actions. The approach to risk oversight includes understanding the critical risks in GrowGeneration’s business and strategy, evaluating risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

In fulfilling the Board’s responsibilities, non-employee directors have full access to management, external auditors, legal counsel and other advisers. Non-employee directors also conduct separate executive sessions without Company management present as and when they deem necessary. The Board believes this structure is operating effectively to provide independent analysis and decision-making when appropriate. The Board has not designated a lead independent director, nor adopted a formal policy on whether the Chairperson and Chief Executive Officer positions should be separate or combined. The Board is currently chaired by Mr. Darren Lampert, who also serves as Chief Executive Officer. The Board believes that Mr. Lampert’s service in both roles is in the best interest of the Company and its shareholders.

Director Independence

The Board is composed of a majority of “independent” directors within the meaning of the rules of Nasdaq Capital Market.

The Board examines the independence of the directors annually. The following directors were determined to be independent as of the last time the Board reviewed director independence: Eula Adams, Stephen Aiello, and Paul Ciasullo.

For a director to be considered independent, the Board must determine that the director does not have any relationship with the Company or any of its affiliates, either directly or as a partner, shareholder or officer of an organization that has such a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent if, among other things, the director has:
•Been employed by the Company or its affiliates at any time in the current year or during the past three years;
•Accepted, or a family member who accepted, any payments from the Company or its affiliates in excess of $120,000 during any period of twelve consecutive months within the preceding three years (except for board services, retirement plan benefits, or non-discretionary compensation);
•A family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;
•Been, or a family member who has been, a partner, controlling shareholder or an executive officer of any “for profit” business to which the Company made or from which it received payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the entity’s or the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the preceding three years;
•Been, or a family member who has been, employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers serve on that entity’s compensation committee; or
•Been, or has a family member who has been, employed as a partner or employee of the Company’s outside auditors in any of the preceding three years.

Board Diversity

In assessing the appropriate composition of the Board, the Nominating and Corporate Governance Committee considers all relevant factors, including diversity. Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences in its assessment.

Board Diversity Matrix (As of April 28, 2023)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	5	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Board Meetings

During the fiscal year ended December 31, 2022, the Board held seven (7) meetings, including meetings conducted by teleconference. No director attended less than 75% of all board meetings during the fiscal year ended December 31, 2022, to the extent such director was a director as of the date of such meetings. No director attended less than 75% of all meetings of any committee on which such director served during the fiscal year ended December 31, 2022, to the extent such director was a director as of the date of such meetings.

All current Board members and all nominees for election to the Board are encouraged but not required to attend the Annual Meeting.

Board Committees

The Board has established three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has adopted a charter for each Committee, which is available on the Company’s investor relations website at ir.growgeneration.com.

The current members of each Committee are set forth in the table below.

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Eula Adams	X*	X
Stephen Aiello	X	X*	X*
Paul Ciasullo	X	X	X
* Denotes Chairperson
Audit Committee

During the fiscal year ended December 31, 2022, the Audit Committee held six (6) meetings, including meetings conducted by teleconference.

The purpose of the Audit Committee is to perform and to assist the Board in fulfilling its oversight responsibility relating to: (i) the Company’s financial statements and financial reporting and the Company’s systems of internal accounting and financial controls; (ii) the integrity of the Company’s financial statements; (iii) the appointment, retention and performance of the internal auditors, if applicable; (iv) the annual independent audit of the Company’s financial statements, the engagement and compensation of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (v) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (vi) the evaluation of management’s process to assess and manage the Company’s enterprise risk issues; and (vii) the fulfillment of other responsibilities set out in the Audit Committee Charter or otherwise delegated to the Audit Committee by the Board.

The Board has determined that all Audit Committee members are independent directors, and that Mr. Adams qualifies as an “audit committee financial expert” within the meaning of the rules of the Securities Exchange Commission (the “SEC”) and Nasdaq Capital Markets.
Compensation Committee

During the fiscal year ended December 31, 2022, the Compensation Committee held three (3) meetings, including meetings conducted by teleconference.

The Board has established a Compensation Committee for the purposes of: (i) reviewing, determining and approving all forms of compensation and the terms thereof to be provided to the Company’s executive officers and monitoring the executive officers’ determination of any equity compensation to be provided to other employees and consultants of the Company; (ii) setting goals for and monitoring the performance of the Company’s executive officers; (iii) administering the Company’s stock-based compensation plans; (iv) reviewing and approving public disclosures and reporting relating to the Company’s compensation arrangements; and (v) fulfilling the other responsibilities set out in the Compensation Committee Charter or otherwise delegated to the Compensation Committee by the Board.

In November 2021, the Compensation Committee hired Hays Companies, a Brown & Brown company, as an independent compensation consultant to assist the Compensation Committee in fulfilling its responsibilities, including to review executive compensation levels in comparison to those of competitors and market practices generally, as well as to update the Company’s executive compensation philosophy, policies and practices. The Compensation Committee has the sole authority to hire or fire its compensation consultants and to approve fee arrangements for work performed. The Compensation Committee has assessed the independence of Hays pursuant to SEC rules and concluded that Hays’ work for the Compensation Committee does not raise any conflict of interest. In fiscal year 2022, Hays did not work for the Compensation Committee or management.

None of the members of the Compensation Committee has at any time during the last fiscal year been an officer or employee of the Company, nor has any Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act, which requires disclosure of certain relationships and related party transactions. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

Nominating and Corporate Governance Committee

During the fiscal year ended December 31, 2022, the Nominating and Corporate Governance Committee held one (1) meeting, including meetings conducted by teleconference.

The purpose of the Nominating and Corporate Governance Committee is to: (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as directors of the Company and review and evaluate incumbent directors, in each case consistent with criteria approved by the Board and applicable law and securities exchange rules; (iv) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) select or recommend to the Board for selection candidates to the Board to serve as nominees for director for the annual meeting of shareholders; (vi) make other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation; and (vii) fulfill the other responsibilities set out in the Nominating and Corporate Governance Committee Charter or otherwise delegated to the Nominating and Corporate Governance Committee by the Board.

Director Compensation

Non-employee directors of the Company currently receive cash compensation of $2,000 per month for services rendered as a director, as well as an equity gran of 20,000 shares of Common Stock per year. The Chairperson of the Audit Committee receives an additional 5,000 shares of Common Stock per year. Directors who are employees of the Company receive no separate compensation for their service as directors.

Director Compensation Philosophy

Our director compensation program is intended to enable us to attract and retain qualified non-employee directors by providing compensation that is competitive with other companies, and to align directors’ interests with shareholders’ interests by including equity as a significant portion of the compensation package.

In setting director compensation, we consider compensation offered to directors by other companies, the amount of time that our directors spend providing services to us and the experience, skill and expertise that our directors have.

Non-Employee Director Compensation

 The following table summarizes the compensation paid to each non-employee director in 2022.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Eula Adams	$24,000	$149,000	$—	$—	$—	$—	$173,000

Stephen Aiello	$24,000	$119,200	$—	$—	$—	$—	$143,200

Paul Ciasullo	$39,810	$119,200	$—	$—	$—	$—	$159,010

Sean Stiefel (2)	$18,000	$—	$—	$—	$—	$—	$18,000

(1) The amounts set forth in the “Stock Awards” and “Option Awards” columns in the table above reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (FASB ASC Topic 718), excluding the effect of any estimated forfeiture rate. These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our Common Stock in future periods. Assumptions used in the calculation of these amounts are described in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.
(2) Mr. Stiefel served as a director of the Company in 2022 until June 23, 2022.

Director Nomination Process

The process of reviewing and making recommendations for nominations and appointments to the Board is the responsibility of the Nominating and Corporate Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating and Corporate Governance Committee will consider candidates for the Board based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with our image and reputation. Directors must have time available to devote to activities of the Board and to enhance their knowledge of the Company’s industry. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for the Company, and who are expected to contribute to an effective Board. The Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity, country of citizenship and other characteristics on the Board and Committees.

The Nominating and Corporate Governance Committee utilizes the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors, each year the Board informally reviews each director’s overall service to the Company during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Nominating and Corporate Governance Committee may solicit from existing directors the names of potential candidates who meet the criteria above, consider candidates suggested by our shareholders and/or engage a professional search firm. To date, the Nominating and

Corporate Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Nominating and Corporate Governance Committee considers these candidates’ qualifications and then chooses new candidates by majority vote.

Shareholder Nominations

The Nominating and Corporate Governance Committee has the authority to consider nominations for directors made by the Company’s shareholders. To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of the Company’s capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.

Communications with Directors

Shareholders who wish to communicate with the Board or one or more individual directors may do so by contacting the Secretary of the Company by mail at GrowGeneration Corp., 5619 DTC Parkway, Suite 900, Greenwood Village, CO 80211. The Secretary will refer such communication to the Board.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics, which was filed as Exhibit 14.1 to the Company’s 2019 Annual Report on Form 10-K.

Insider Trading Policy

The Board has adopted an Insider Trading Policy which sets forth restrictions and procedures regarding trading by insiders in securities of the Company.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees other than Michael Salaman (see biographical information of Mr. Salaman above regarding the Chapter 11 Bankruptcy protection filed by Skinny Nutritional Corp. in 2013) has:
•been convicted in a criminal proceeding or is a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•had a petition under the federal bankruptcy law or any state insolvency law filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting for more than 60 days, his involvement in any type of business practice, securities, futures commission merchant, commodities, leverage transaction merchant, investment adviser, banking company, savings and loan association, or insurance activities, or to be associated with persons engaged in any such activity;
•been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Limitation of Directors Liability and Indemnification

The Colorado Business Corporations Act authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their shareholders for monetary damages for certain breaches of their fiduciary duties. The bylaws of the Company provide that the Company will indemnify its directors and officers who, by reason of the fact that he or she is one of the Company’s officers or directors, is involved in a legal proceeding of any nature.

The Company has purchased director and officer liability insurance to cover certain liabilities its directors and officers may incur in connection with their services to the Company.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that would reasonably be expected to result in a claim for such indemnification.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock of the Company to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. Based solely upon a review of Section 16(a) forms furnished to the Company, the Company believes all reports required to be filed under Section 16(a) with the SEC were timely filed in 2022, with the following exceptions:

•Each of Michael Salaman and Darren Lampert was late in filing a Form 4 on January 6, 2022 in relation to certain shares issued on January 1, 2022 pursuant to their respective employment agreement.

•Mr. Sanders filed one Form 4 late on February 14, 2023 related to two share issuances on December 15, 2022 and a cashless exercise of stock options on December 6, 2022.
Report of Audit Committee

The Audit Committee is currently comprised of three members, identified under “Corporate Governance - Board of Directors - Board Committees” above. Based upon the review described above under “Corporate Governance - Board of Directors - Director Independence,” our Board has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of the Nasdaq Capital Market and the SEC. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.

In accordance with its Charter adopted by the Board, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2022.

The Audit Committee also has approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has approved submitting such selection for approval and ratification by the shareholders.

MEMBERS OF THE AUDIT COMMITTEE

Eula Adams (Chairperson)
Stephen Aiello
Paul Ciasullo

Report of Compensation Committee

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board (and the Board approved) to include such disclosure in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Stephen Aiello (Chairperson)
Eula Adams
Paul Ciasullo

EXECUTIVE OFFICERS

The Board selects and oversees management of the Company. Members of management may be appointed, removed and replaced at the discretion of the Board, subject to the terms of any applicable employment agreement or other arrangement.

The following tables set forth information concerning the Company’s executive officers as of December 31, 2022:

Executive Officers

Name	Age	Position
Michael Salaman	60	President and Director
Darren Lampert	62	Chief Executive Officer and Director
Gregory Sanders	34	Chief Financial Officer

Set forth below is biographical information with respect to Mr. Sanders.  Biographical information for Messrs. Salaman and Lampert is set forth under the caption “Proposal 1: Election of Directors.”

Gregory Sanders has served as Chief Financial Officer of the Company since August 2022. Immediately prior, Mr. Sanders served as Vice President and Corporate Controller at GrowGeneration from February 2018 to August 2022. Most recently to his tenure with GrowGeneration, Mr. Sanders served as Director of Accounting for Machol & Johannes LLC from February 2015 to February 2018. The Director of Accounting role was the highest ranking accounting and finance position in the company, and included leadership responsibilities for the Administrative and Human Resources functions as well. Mr. Sanders came to GrowGeneration with prior public company experience from 2008 to 2014, having served in various accounting positions while demonstrating a track record of promotion for Enterprise Holdings and Arrow Electronics. Mr. Sanders holds a Bachelor of Science degree in Accounting from the University of Minnesota.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, discusses the compensation program for our named executive officers (“NEOs”) identified in the Summary Compensation Table and below. In this CD&A, the terms “we,” “us,” “our,” “GrowGeneration” and the “Company” refer to GrowGeneration Corp. and not to the Compensation Committee.

Business Overview

Our business is driven by a wide selection of products, facility design services, solutions driven staff and pick, pack and ship distribution and fulfillment capabilities. GrowGeneration carries and sells thousands of products, including nutrients, growing media, lighting, environmental control systems, vertical benching and accessories for hydroponic gardening, as well as other indoor and outdoor growing products, that are capable of growing and maximizing yield and quality of a wide range of plants. Our products include proprietary brands such as Charcoir, Drip Hydro, Power Si, MMI benching and racking, Ion lights, Durabreeze fans, and more. GrowGeneration also provides facility design services to commercial growers.

GrowGeneration is the largest chain of specialty retail hydroponic and organic garden centers in the U.S. by management's estimates, with 61 retail locations across 17 states. We also operate an online superstore for cultivators at growgeneration.com, as well as HRG Distribution (“HRG”), a wholesale business for resellers, and Mobile Media (“MMI”), a leading provider of customized benching, racking and other storage solutions for commercial customers.

In 2022, the Company's financial results were impacted by a prolonged downturn in the controlled environment agriculture and outdoor cultivation industries, especially in the cannabis sector, which had previously seen periods of tremendous growth. Management recognized early in 2022 the need to take significant steps to proactively right-size the business, which it did, including by reducing inventory, payroll, retail location redundancies and other operating expenses and focusing on cash generation. Management believes that the efforts to align costs to sales were successful. Further, management's prudent efforts resulted in a strong balance sheet position at the end of 2022, with approximately $72 million of cash and zero long-term debt, despite difficult industry conditions. Moreover, management expects the industry to return to growth in the near future and took steps intended to position the Company for future growth, including investments in supply chain and technology, while lowering the cost to do business. As a result of these and other factors, management believes that the Company is well positioned for future growth among its direct competitors.

Executive Compensation Program Overview

In this CD&A, we describe our overall compensation philosophy, objectives and practices. Our compensation philosophy and objectives generally apply to all of our employees, and most of our key employees are eligible to participate in the main components of our compensation program: (i) base salary, (ii) annual, short-term incentive compensation and (iii) long-term, equity-based compensation. The relative value of each of these components of our compensation program varies from year to year and for each employee, depending primarily on our financial and stock price performance, the employee’s role and responsibilities and competitive market data.

Compensation Philosophy

The compensation philosophy of the Company is to complement and support the Company’s mission by attracting, motivating, rewarding and retaining the right talent so that the Company’s mission and purpose can be achieved. We do this by offering a competitive, consistent and fair compensation structure that meets the market and allows for flexibility to exceed the market when performance or other factors warrant it.

Compensation Objectives

Leadership and motivation of our executive officers are critical to our long-term success, and the market for high-quality executive officers in our industry remains competitive. Our goal is to offer a compensation program that is competitive and at the same time reinforces our commitment to being a brand-led, consumer-first organization and to our strategic priorities.

Compensation Program Design

Our compensation program for executive officers is designed to reward executive officers competitively when they achieve targeted annual performance goals, increase shareholder value, and maintain long-term careers with us. In our view, a competitive pay package in our industry includes:
•a salary that provides for a minimum level of compensation for an executive officer;
•a meaningful short-term, performance-based cash bonus tied to achievement of corporate objectives;
•long-term equity incentives that offer significant rewards if the market price of our Common Stock increases in the future; and
•benefits that aim to be competitive with those that are offered by companies similar to ours.

The total compensation package for our executive officers is substantially weighted toward incentive compensation tied to corporate and stock performance. Therefore, when targeted performance levels are not achieved or our stock price decreases, executive officer compensation may be significantly reduced. When targeted performance levels are exceeded or our stock price increases, executive officer compensation may be significantly increased.

Risk and Compensation

We believe our compensation programs for executive officers are designed to encourage prudent risk-taking to achieve long-term growth in shareholder value. A variety of principles and practices contribute to the alignment of our executive compensation programs with our overall risk profile, including the following:
•All Compensation Committee members are independent, non-employee directors.
•Our programs are designed to drive achievement of our strategic objectives, short- and long-term financial performance and growth in shareholder value, while also promoting the attraction and retention of executive talent.
•Our programs balance strategic, financial and shareholder measures.
•Our programs balance short- and long-term performance through equity compensation.
•The vesting periods of long-term incentives provide long-term alignment with shareholders.
•Maximum amounts payable are established under performance-based incentive programs.
•Our Board and Compensation Committee generally establish both strategic and financial measures at the beginning of a performance period.
•Our Compensation Committee reviews all elements of executive compensation, with the assistance of our independent compensation consultant.

•Base salaries and annual adjustments for executive officers are generally based on market practices and our financial condition and aim to provide total compensation that is competitive with other similarly sized companies.
•Annual cash incentive payouts will vary over time, commensurate with business and individual executive performance.
•The Company maintains a policy prohibiting hedging by directors, executive officers, and other insiders.

Components of Compensation

The table below sets forth a summary of the key elements of our compensation program for NEOs. Each of the elements of our compensation program helps us achieve the objectives of our program, and we believe that, together, they are effective in achieving our overall objectives.

Component	Description	Purpose
Base Salary	Fixed cash component.	Reward for level of responsibility, experience and sustained individual performance.
Annual Cash Incentive	Cash performance bonus based on achievement of predetermined performance goals.	Reward team achievement against specific objective financial goals.
Long-Term Incentives	Equity grants primarily consisting of restricted stock units.	Reward for the creation of stockholder value, align the interests of employees and shareholders, and retain executives for the long-term.
Other Compensation
A matching contribution to our defined contribution 401(k) plan and various health, life and disability insurance plans and other customary employee benefits generally available to all our U.S. employees.
Provide an appropriate level of employee benefit plans and programs.
Other Policies	Insider trading policy, which includes anti-hedging and anti-pledging policies.	Enhance alignment with stockholder interests.

Base Salary

The base salaries for our named executive officers are set forth in the Summary Compensation Table below.

Annual Cash Incentive

From January 1, 2020 to December 31, 2022, short-term incentive compensation for the President and the CEO was established in their respective employment agreements as an amount equal to 0.5% of revenue generated by the enterprise over $79.8 million each year.

In 2021, the Compensation Committee awarded executive officers (other than the President and the CEO) bonuses from a discretionary pool based on financial and stock price performance, as well as the executive’s role and performance, among other factor considered relevant by the Committee. In 2022, the Compensation Committee established a short-term incentive plan for executive officers (other than the President and the CEO) that provided for annual cash bonuses to motivate and reward achievement of Company objectives, as further described below (the “2022 Cash Bonus Plan”).

For 2023, the Compensation Committee established a new short-term incentive plan that provided for annual cash bonuses to motivate and reward achievement of Company objectives, as further described below (the “2023 Cash Bonus Plan,” and collectively with the 2022 Cash Bonus Plan, “Cash Bonus Plans”). All executive officers, including the President and the CEO (pursuant to their new employment agreements effective as of January 1, 2023), are eligible to participate in the 2023 Cash Bonus Plan. We believe that including the President and the CEO in the general Cash Bonus Plan for executive officers as opposed to a separate short-term incentive compensation plan based on revenue is more appropriate in light of the growth and development of the Company and market compensation practices.

In connection with the Cash Bonus Plans, the Compensation Committee sets corporate performance target levels intended to be challenging yet attainable and tied to driving strong operational performance. The Compensation Committee generally establishes targets early in the fiscal year based upon current forecasts, business strategies and expectations. The Compensation Committee has the discretion, at or prior to the time it sets the performance target, to include or exclude any extraordinary items affecting the performance target and to adjust the performance target to take into account changes in accounting.

Under the 2022 Cash Bonus Plan, short-term incentive compensation for our executive officers (other than the President and CEO) was based on achievement of the specific financial goals, each of which is weighted, set forth in the list below:
•Enterprise generation of gross profit, weighted at 40% of target bonus opportunity;
•Adjusted EBITDA, weighted at 40% of target bonus opportunity; and
•Cash from operations, weighted at 20% of target bonus opportunity.

For each of our NEOs (other than the President and the CEO) in 2022, the Committee set a target bonus of an amount equal to 50% of base salary, which would be achieved by obtaining the target performance level. In addition, highest bonus opportunity was an amount equal to 100% of base salary, and lowest bonus opportunity was an amount equal to 25% of base salary. Highest bonus would be achieved if actual performance is 120% or more of the target performance level, and lowest bonus would be achieved if actual performance is 80% of the target performance level. Bonus achievement varied for actual performance between 80% and 120% of target performance.

Name	Target Bonus (as a % of Salary)	Maximum Bonus (as a % of Salary)
Jeffrey J. Lasher	50%	100%
Paul Rutenis	50%	100%
Gregory Sanders	50%	100%

Under the 2023 Cash Bonus Plan, short-term incentive compensation for our NEOs (including the President and the CEO) is based on achievement of Adjusted EBITDA. Each NEO's target bonus is established in their respective employment agreements as an amount equal to 50% of base salary, which can be achieved by obtaining the target performance level. In addition, highest bonus opportunity is an amount equal to 100% of base salary, and lowest bonus opportunity is an amount equal to 25% of base salary.

Name	Target Bonus (as a % of Salary)	Maximum Bonus (as a % of Salary)
Darren Lampert	50%	100%
Michael Salaman	50%	100%
Greg Sanders	50%	100%

The Compensation Committee may reduce, increase or eliminate the amount payable to an NEO under the applicable Cash Bonus Plan based on factors that it determines warrant such a reduction or elimination. The Compensation Committee may also award additional discretionary bonuses based on an individual executive’s role and performance, among other factor considered relevant by the Committee.

Long-Term Incentives

With respect to long-term incentives, the Compensation Committee historically awarded time-based restricted stock, restricted stock units and stock options to our executive officers. The Compensation Committee periodically reviews outstanding share-based compensation grants to monitor the effectiveness of such grants, especially considering the volatility of our stock price. Long-term incentive compensation for our NEOs is described in more detail below.

Compensation Determinations

The use and weight of each compensation component is based on a determination by the Compensation Committee of the importance of each component in meeting our overall objectives. In general, the Committee wants a significant amount of each NEO’s potential compensation “at risk” based on corporate performance and stock price.

As part of its process for determining compensation for NEOs, the Compensation Committee reviews compensation analyses provided by its independent compensation consultant. As described in more detail below, the analyses include an estimate of the market 25th percentile, median and 75th percentile positions for base salary, target total cash compensation (base salary plus target bonus) and target compensation (base salary plus target bonus plus target long-term incentive compensation) for each NEO. Although the Committee does not target a specific market position, it considers the median, or 50th percentile, of the market data as one of many factors in its analysis of the competitive, reasonable, and appropriate levels of compensation for our NEOs, and is guided by, and seeks to promote, the best interests of the Company and its shareholders. The Compensation Committee also considers several other factors when determining appropriate compensation levels for each executive officer, including:
•analyses of competitive compensation practices;
•individual performance in light of Company goals and objectives relevant to executive compensation;
•individual leadership, experience, expertise, skills, and knowledge;
•labor market conditions (which affect the compensation required to attract and retain key talent); and
•analyses and advice from its independent compensation consultant, including competitive market data pertaining to executive compensation at comparable companies.

The Compensation Committee’s approach to evaluating these factors is subjective and not formulaic, and the Compensation Committee may place more or less weight on a particular factor, or consider other factors it deems relevant, when determining compensation.

In determining the total compensation for each executive officer other than our President and CEO, the Compensation Committee also considers the specific recommendations of our President and CEO. Recommendations to the Committee typically include discussion of the role and responsibilities of the executive within the Company, the performance of the executive, the expected future contributions of the executive, the executive’s own expectations, and market considerations. Although our President and CEO make recommendations regarding other executive officers, neither participates in the discussions concerning his own compensation.

The Compensation Committee may consider, in addition to the factors described above:
•the individual’s accumulated vested and unvested equity awards;
•the vesting schedule of the individual’s outstanding equity awards;
•a comparison of individual equity awards between executive officers and in relation to other compensation elements;
•potential shareholder dilution resulting from stock awards to employees;
•total accounting expense resulting from executive compensation;

•shareholders’ advisory votes on executive compensation; and
•past levels of compensation awarded and earned.

Competitive Market Compensation Survey
As discussed above, the Compensation Committee considers competitive compensation practices as a factor to determine compensation for the Company’s executives, including for the purpose of determining the extent to which the Company’s executive compensation practices are competitive relative to competitors and peer companies to attract and retain talented executives. The Committee reviews aggregated data from survey sources analyzed by its independent compensation consultant, including general industry surveys, retail/wholesale surveys and consumer retail industry surveys. The Compensation Committee generally focuses on a subset of companies within a comparable industry and/or range of revenues. In December 2021, the Committee reviewed pay practices and compared compensation for the Company’s executive team against a set of peers that included: Hydrofarm Holdings Group, Inc.; e.l.f. Beauty; Funko, Inc.; Quotient Technology, Inc.; Duluth Holdings, Inc.; Central Garden and Pet Company; Ollie’s Bargain Outlet Holdings, Inc.; and At Home Group Inc. prior to their acquisition.

Tax Deductibility
Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person per year the amount of our tax deduction for compensation paid to our CEO, CFO, each of our three most highly compensated officers (other than the CEO and the CFO) who served in such position on the last day of the year, and any person who has ever served in one of those positions for any taxable year beginning after December 31, 2017. Accordingly, we are unable to take a tax deduction with respect to any portion of annual compensation we pay to our “covered employees” that exceeds $1,000,000 per person (except with respect to compensation paid pursuant to certain arrangements in place prior to November 2, 2017 that remain eligible for the “performance-based” exception). The Compensation Committee will continue to evaluate the tax deductibility of compensation paid under our executive compensation program and to grant compensation that is not tax deductible when it determines that doing so will help to ensure competitive levels of total compensation for our executive officers and to promote varying corporate goals.

Summary Compensation Table

The following table sets forth information regarding the total compensation of our named executive officers, as determined under Item 402 of Regulation S-K, for the years ended December 31, 2022, 2021, and 2020.

Name	Year	Salary	Performance Bonus	Bonus	Option Awards (1)	Stock Awards (2)	All Other Compensation	Total
Darren Lampert	2022	$345,354	$991,664	$—	$—	$—	$6,100	$1,343,118
Chief Executive Officer	2021	$301,354	$1,713,577	$—	$—	$—	$25,201	$2,040,132
	2020	$302,500	$568,160	$—	$—	$—	$—	$870,660

Michael Salaman	2022	$337,889	$991,664	$—	$—	$—	$12,755	$1,342,308
President	2021	$301,354	$1,713,577	$—	$—	$—	$25,201	$2,040,132
	2020	$302,500	$568,160	$—	$—	$—	$—	$870,660

Monty Lamirato (3)	2022	$—	$—	$—	$—	$—	$—	$—
Former Chief Financial Officer	2021	$124,647	$—	$—	$—	$—	$4,467	$129,114
	2020	$205,000	$—		$—	$—	$—	$205,000

Tony Sullivan (4)	2022	$—	$—	$—	$—	$—	$—	$—
Former Chief Operating Officer	2021	$298,071	$—	$—	$—	$—	$11,923	$309,994
	2020	$270,000	$—	$75,000	$—	$—	$—	$345,000

Jeffrey Lasher (5)	2022	$438,359	$182,355	$—	$—	$1,319,200	$8,809	$1,948,723
Former Chief Financial Officer	2021	$211,864	$11,255	$63,200	$—	$3,286,800	$—	$3,573,119
	2020	$—	$—	$—	$—	$—	$—	$—

Paul Rutenis (6)	2022	$334,833	$7,932	$—	$—	$786,845	$—	$1,129,610
Former Chief Merchandising Officer	2021	$146,591	$7,932	$—	$—	$1,474,800	$—	$1,629,323
	2020	$—	$—	$—	$—	$—	$—	$—

Gregory Sanders (7)	2022	$252,360	$24,750	$—	$—	$2,309,900	$10,205	$2,597,215
Chief Financial Officer	2021	$—	$—	$—	$—	$—	$—	$—
	2020	$—	$—	$—	$—	$—	$—	$—

(1)	The amounts in the Option Awards column reflect the aggregated grant date fair value of awards granted during 2022, 2021, and 2020 as computed in accordance with FASB ASC Topic 718.
(2)	The amounts in the Stock Based Awards column reflect the aggregated grant date fair value of awards granted during 2022, 2021, and 2020 as computed in accordance with FASB ASC Topic 718.
(3)	As of May 15, 2021, Monty Lamirato resigned as Chief Financial Officer and Secretary.
(4)	As of December 13, 2021, Tony Sullivan resigned as Chief Operating Officer.
(5)
As of August 12, 2022, Jeffrey Lasher resigned as Chief Financial Officer. Stock awards represent the fair market value of 100,000 RSUs issued January 5, 2022 and vest 25,000 shares each year of service beginning December 15, 2022 and the market value of 30,000 RSUs issued in connection with his separation agreement on August 12, 2022, of which 10,000 RSUs vested October 12, 2022 and 20,000 RSUs vested December 12, 2022.

(6)
As of June 9, 2022, Paul Rutenis resigned as Chief Merchandising Officer. Stock awards represent the fair market value of 65,000 RSUs issued January 5, 2022 and vest 16,250 shares each year of service, beginning December 15, 2022 and the market value of 9,999 RSUs issued in connection with his separation agreement on June 9, 2022, of which 6,666 RSUs vested July 9, 2022 and 3,333 RSUs vested December 21, 2022.

(7)	Mr. Sanders was appointed Chief Financial Officer on August 12, 2022. Prior to that, Mr. Sanders had served as the Company's Corporate Controller. Listed compensation is for the full year 2022. Stock awards represent the fair market value of 15,000 RSUs granted January 5, 2022 and vest 3,750 each year of service. beginning December 15, 2022 and the market value of 90,000 RSUs granted August 12, 2022 and vest 15,000 shares each six months of service beginning December 15, 2022.
Salary

Salaries paid to our named executive officers are set forth in the Summary Compensation Table.
Performance Bonus

The amounts set forth in the “Performance Bonus” column of the Summary Compensation Table consist of performance bonuses paid to executive officers. For our President and our CEO, the performance bonus for each year was an amount equal to .5% of revenue over $79.8 million in the given year. For executive officers other than our President and our CEO, the performance bonus was discretionary.
Bonus
The amounts set forth in the “Bonus” column of the Summary Compensation Table consist of cash awards made to the executive officers that are time based awards in conjunction with employment agreements.
Option awards

We awarded stock options to certain NEOs under our 2014 Equity Incentive Plan and 2018 Equity Incentive Plan. No options were granted to our NEOs in 2022, 2021, or 2020.
Stock awards

We awarded restricted shares and time-based restricted stock units to our NEOs under our 2014 Equity Incentive Plan and 2018 Equity Incentive Plan. The amounts set forth in the “Stock Awards” column represent the value of such awards at the time of award.
All Other Compensation

All other compensation of our NEOs is set forth in the Summary Compensation Table.
Our 401(k) Plan is our tax qualified retirement savings plan pursuant to which our U.S. employees, including NEOs, are able to make pre-tax contributions from their cash compensation. Currently, we make matching contributions for all participants each year equal to 100% of their elective deferrals up to 3% of their total eligible compensation and 50% of their elective deferrals from 3% to 5% of eligible annual compensation. The Internal Revenue Code limits the amount of compensation that can be deferred under the 401(k) Plan and also limits the amount of salary and bonus with respect to which matching contributions can be made under that plan.
We provide our NEOs with competitive benefits, and we generally do not provide perquisites or tax reimbursements or other benefits to NEOs that are not available to other employees. In addition to our 401(k) Plan described above, in 2022, our NEOs were offered other benefits that were substantially the same as those offered to all of our U.S. employees. These benefits included medical, dental and vision insurance. We also provide an enhanced long-term disability benefit to our executive officers. This benefit is designed to provide additional protection to our executive officers in the event of catastrophic illness or disability.

Employment Agreements and Severance

On March 23, 2020, the Company entered into three-year employment agreements, effective as of January 1, 2020, with each of Mr. Lampert as Chief Executive Officer and Mr. Salaman as President, pursuant to which the Company agreed to pay each of them a salary of $275,000 per annum, subject to a 10% increase each January 1 during the term of the agreements. In addition, commencing with the year ending December 31, 2020, each of Mr. Lampert and Mr. Salaman was eligible for a cash bonus payment equal to 0.5% multiplied by the difference between revenue in each fiscal year less $79,773,568. The Company also agreed to (i) issue each of them a total of 300,000 shares of Common Stock in three equal installments each year and (ii) grant each of them 300,000 options to purchase shares of Common Stock with a three-year vesting schedule, with 100,000 options vested as of January 1 in each of 2020, 2021 and 2022. In addition, Mr. Lampert and Mr. Salaman each received a one-time signing bonus of 100,000 shares of Common Stock as of January 1, 2020. The agreements also provided that if the Company terminated the executive’s employment without “Cause” (as defined in the agreement), the executive would receive six months’ severance.

On September 1, 2022, the Company entered into new two-year employment agreements, effective as of January 1, 2023, with each of Mr. Lampert as Chief Executive Officer and Mr. Salaman as President. Pursuant to the agreements, the Company agreed to pay each of them (i) a base wage of $500,000 per year; (ii) a target annual bonus equal to 50% of base annual wage per year, up to a maximum of 100% of base annual wage per year, subject to achievement of performance goals established by the Company; and (iii) 100,000 restricted stock units vesting in equal installments on June 15 and December 15 each year during the term of the agreement. The agreements also provide that if the Company terminates the executive’s employment without “Cause” (as defined in the agreement), the executive will receive three months’ severance.

On November 5, 2019, the Company entered into a three-year employment agreement, effective as of January 1, 2020, with Monty Lamirato as Chief Financial Officer and Secretary, pursuant to which the Company agreed to pay Mr. Lamirato a salary of $205,000 per annum for the first year, $225,000 for the second year and $250,000 for the third year. The Company also agreed to issue to Mr. Lamirato a total of 90,000 shares of Common Stock in three equal installments each year and grant a total of 150,000 stock options vesting in equal installments on January 1, 2020, January 1, 2021 and January 1, 2022.

On November 4, 2019, the Company entered into a three-year employment agreement, effective as of November 4, 2019, with Tony Sullivan as Chief Operating Officer and Executive Vice President, pursuant to which the Company agreed to pay Mr. Sullivan a salary of $270,000 per annum, subject to a 10% increase each year on the anniversary date of this agreement. In addition, the Company agreed to pay Mr. Sullivan a bonus with respect to each fiscal year in an amount equal to a minimum of $75,000. The Company also agreed to issue to Mr. Sullivan a total of 120,000 shares of Common Stock in three equal installments each year and grant a total of 280,000 stock options with 160,000 vested on November 4, 2019, 60,000 on November 4, 2020 and 60,000 on November 4, 2021. Mr. Sullivan was also paid a one-time relocation fee of up to $80,000. On December 13, 2021, Mr. Sullivan resigned his position and his employment agreement was terminated. In conjunction with that separation, Mr. Sullivan entered into a Separation and Release Agreement with the Company, pursuant to which he released the Company of certain claims and agreed to certain restrictive covenants in favor of the Company in exchange for separation pay of $231,266 in total, representing approximately six months’ salary plus 2021 annual bonus.

On March 21, 2021, the Company entered into a three-year employment agreement, effective effective as of April 15, 2021, with Jeffrey Lasher as Chief Financial Officer and Secretary. On the same day, Mr. Lamirato resigned as Chief Financial Officer and Secretary. Pursuant to the agreement, the Company agreed to pay Mr. Lasher (i) a base wage of $316,000 per year, increasing 12.5% effective January 1 of each calendar year; (ii) an annual bonus equal to 40% of the then current base annual wage per year; (iii) 60,000 shares of Common Stock vesting in six-month intervals through April 12, 2024; and (iv) a discretionary year-end performance cash bonus and/or equity award. The agreement also provided that if the Company terminated the executive’s employment without “Cause” (as defined in the agreement), the executive would receive six months’ severance. On August 12, 2022, Mr. Lasher resigned his position and his employment agreement was terminated. In conjunction with that separation, Mr. Lasher entered into a Separation and Release Agreement with the Company, pursuant to which he released the Company of certain claims and agreed to certain restrictive covenants in favor of the Company in exchange for separation pay of $253,513 in total, representing approximately six months’ salary, six months’ annual bonus, and the amount of the Company’s contributions to his benefits for the preceding six-month period. The separation agreement also provided for the issuance of 30,000 shares to Mr. Lasher.

On May 24, 2021, the Company entered into a three-year employment agreement, effective as of June 21, 2021, with Paul Rutenis as Chief Merchandise Officer. Pursuant to the agreement, the Company agreed to pay Mr. Rutenis (i) a base wage of $300,000 per year, increasing 10% effective January 1 of each calendar year; (ii) a discretionary performance cash bonus; and (iii) 40,000 shares of Common Stock vesting in equal installments over three years on June 21 each year (beginning with 2022). Mr. Rutenis also received a one-time relocation fee of $100,000. The agreement also provided that if the Company terminated the executive’s employment without “Cause” (as defined in the agreement), the executive would receive six months’ severance. On June 9, 2022, Mr. Rutenis resigned his position and his employment agreement was terminated. In conjunction with that separation, Mr. Rutenis entered into a Separation and Release Agreement with the Company, pursuant to which he released the Company of certain claims and agreed to certain restrictive covenants in favor of the Company in exchange for separation pay of $169,663 in total, representing approximately six months’ salary plus a pro rata portion of his benefits for the preceding six-month period. The separation agreement also provided for the issuance of 9,999 shares to Mr. Rutenis.

On August 11, 2022, the Company entered into a three-year employment agreements, effective as of August 12, 2022, with Gregory Sanders as Chief Financial Officer. Pursuant to the agreement, the Company agreed to pay Mr. Sanders (i) a base wage of $325,000 per year, increasing 10% effective as of August 16 each year; (ii) a target annual bonus equal to 50% of base annual wage per year, up to a maximum of 100% of base annual wage per year, subject to achievement of performance goals established by the Company; (iii) a one-time cash bonus of $50,000 payable on December 31, 2022; and (iv) 90,000 restricted stock units vesting in equal installments on June 15 and December 15 over three years, with an additional award each year of approximately the same value (based on the Company's stock price on the applicable grant date relative to the stock price on August 12, 2022) and with the same vesting schedule. The agreement also provides that if the Company terminates the executive’s employment without “Cause” (as defined in the agreement), the executive will receive three months’ severance.

Change in Control Payments

We do not have any cash severance arrangements with our NEOs directly tied to a change in control of the Company. Under the Company’s incentive equity plans, the plan administrator has discretion with respect to treatment of awards made under the plan in connection with a change of control. In the event that the administrator does not elect to take other action and an acquirer does not assume or substitute awards, unvested awards will fully vest in and unexercisable options will become fully exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the administrator will notify participants that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Grants of Plan-Based Awards

The following table provides information on awards granted to our named executive officers during 2022:

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards:	All other option awards:
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of shares of stock or units	Number of securities underlying options	Exercise or base price of equity awards	Grant date fair value of stock and option awards
Darren Lampert		—	—	—	—	—	—	—	—	—	—
Michael Salaman		—	—	—	—	—	—	—	—	—	—
Jeff Lasher	1/5/2022	—	—	—	—	—	—	100,000	—	—	$1,141,000
Jeff Lasher	8/12/2022	—	—	—	—	—	—	30,000	—	—	$178,200
Paul Rutenis	6/1/2021	—	—	—	—	—	—	65,000	—	—	$741,650
Paul Rutenis	6/9/2022	—	—	—	—	—	—	9,999	—	—	$45,195
Greg Sanders	1/5/2022	—	—	—	—	—	—	15,000	—	—	$171,150
Greg Sanders	8/12/2022	—	—	—	—	—	—	90,000	—	—	$534,600

Outstanding Equity Awards

The following table summarizes, for each of the named executive officers, the number of shares of Common Stock underlying outstanding stock options held as of December 31, 2022. Market values for outstanding stock awards are presented as of the end of 2022 based on the closing price on the NASDAQ Market on December 31, 2022 of $3.92.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options, exercisable	Number of securities underlying unexercised options, unexercisable	Equity Incentive Plan Awards: Number of Securities underlying exercisable Options	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stack that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Darren Lampert	—	—	—	—	$—		—	—	—	—
Darren Lampert	—	—	16,666	—	$2.96	3/26/2024	—	—	—	—
Darren Lampert	—	—	200,000	200,000	$4.10	12/31/2024	—	—	—	—
Michael Salaman	—	—	—	—	$—		—	—	—	—
Michael Salaman	—	—	16,666	—	$2.96	3/26/2024	—	—	—	—
Michael Salaman	—	—	200,000	200,000	$4.10	12/31/2024	—	—	—	—
Jeff Lasher (2)	—	—	—	—	$—		—	—	—	—
Paul Rutenis (4)	—	—	—	—	$—		—	—	—	—
Gregory Sanders (3)	—	—	—	—	$—	0	91,250	—	7,500	29,400
Gregory Sanders (3)	—	—	20,000	20,000	$3.84	10/14/2024	—	—	—	—
(1)	Mr. Sullivan resigned from the position of Chief Operating Officer as of December 13, 2021.
(2)	Mr. Lasher resigned from the position of Chief Financial Officer August 12, 2022.
(3)	Mr. Sanders' appointment as Chief Financial Officer began August 12, 2022.
(4)	Mr. Rutenis resigned from the position of Chief Merchandising Officer June 9, 2022.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Darren Lampert	0	$—	100,000	$1,381,000
Michael Salaman	0	$—	100,000	$1,381,000
Jeff Lasher	—	—	40,000	$223,100
Paul Rutenis	—	—	9,999	$41,996
Gregory Sanders	20,000	$59,400	21,250	$113,725
(1) The aggregate dollar value realized upon exercise is computed by multiplying the number of shares at exercise by the difference between the market price of Common Stock and the exercise price of the options.

(2) The aggregate dollar value realized upon vesting is computed by multiplying the number of shares vested by the closing stock price on the vesting date.

2014 Equity Compensation Plan

On March 6, 2014, the Board adopted an Equity Compensation Plan (the “2014 Plan”). The 2014 Plan was approved by the shareholders on March 6, 2014. As of April 24, 2023 (the “Record Date”), under the 2014 Plan, there are a total of 2,281,500 options issued (of which 2,108,833 options have been exercised, 172,667 have been forfeited and 0 remain outstanding), and 382,351 shares of Common Stock issued. There are a total of 3,816 shares of Common Stock available to be issued.

2018 Equity Compensation Plan

On January 7, 2018, the Board adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved and ratified by the shareholders on April 20, 2018. On February 7, 2020, the Board approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000, which amendment and restatement was approved by shareholders on May 11, 2020 (the “Restated 2018 Plan”). As of the Record Date, under the Restated 2018 Plan, there have been a total of (i) 1,888,500 options issued (of which 604,498 are currently outstanding, 998,911 have been exercised and 285,094 have been forfeited), and (ii) 1,765,2811 shares of Common Stock issued. There are a total of (i) 619,624 shares awarded but unvested and (ii) 1,000,689 shares available to be awarded in the future.

On April 26, 2023, the Board approved the amendment of the Restated 2018 Plan to increase the number of shares issuable thereunder from 5,000,000 to 8,000,000. The Company is hereby submitting such amendment to the shareholders for approval. See “Proposal 3: Equity Plan Amendment” for additional details.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of the fiscal year ended December 31, 2022.

	Number of common shares to be issued upon exercising of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of common shares remaining available for future issuance under equity plans (excluding shares reflected in column a) (c)
Equity compensation plans approved by security holders
2014 Equity Compensation Plan	—	—	3,816
2018 Equity Compensation Plan	604,498	3.99	1,631,313	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	604,498	3.99	1,635,129
(1) Shares available for future issuance does not include 619,624 unvested restricted share grants, resulting in a net number of shares available for future awards equal to 1,000,689.

Pay Ratio Disclosure

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Lampert, our CEO, pursuant to Item 402(u) of Regulation S-K.

For 2022, our last completed fiscal year: (i) the median of the annual total compensation of all employees of the Company (other than our CEO) was $38,033, and (ii) the total annual compensation of our CEO was $1,343,118.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 35 to 1 for 2022.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
•We excluded individuals who had worked at the Company and its consolidated subsidiaries for less than 3 months in 2022 in order to better represent our typical employee population. After excluding such individuals, we determined that there were 697 individuals (other than our CEO) in our employee population during 2022.
•We selected December 31, 2022, which is within the last three months of 2022, as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient manner, including to more easily calculated total annualized compensation for each employee.
•To identify the median employee from our employee population, we calculated each employee’s annualized compensation for 2022 based on compensation reported in Box 1 on Form W-2 for 2022.
•Using this methodology, we determined that the median employee was a full-time, hourly employee located in one of our retail stores, with annualized total compensation for 2022 in the amount of $38,033.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay-Versus-Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics for the fiscal years ending December 31, 2022, 2021, and 2020. The compensation actually paid (“CAP”) and other compensation figures shown here are calculated based on the applicable rules and regulations of the SEC. More information on our compensation program can be found in “Compensation Discussion and Analysis” above, including the Summary Compensation Table (“SCT”) therein.

Year	SCT Total for PEO (1)	CAP to PEO (2)	Average SCT Total for non-PEO NEOs (3)	Average CAP to non-PEO NEOs (2)	Company TSR (4)	Peer Group TSR (4) (5)	Net Income (7)	Company Selected Measure (Adj. EBITDA) (6)
2022	$1,343,119	$3,471,119	$1,754,464	$905,332	$(5)	$34	$(163,747,000)	$(16,693,000)
2021	$2,040,132	$9,224,132	$1,536,336	$(1,651,011)	$216	$99	$12,786,000	$34,168,000
2020	$870,660	$1,078,660	$473,553	$24,790,562	$874	$40	$5,328,000	$18,841,000
(1) Darren Lampert is the Principal Executive Officer (“PEO”) for each of the fiscal years ending December 31, 2022, 2021, and 2020. The amounts shown are found in the SCT.
(2) CAP includes actual base salary, non-equity incentive compensation, the change in value in all equity awards and the sum of other income.
(3) The amounts shown are the average total compensation from the SCT for the non-PEO NEOs for the given year. Non-PEO NEOs for each year were:
•2022: Michael Salaman, Gregory Sanders, Jeffrey Lasher and Paul Rutenis.
•2021: Michael Salaman, Jeffrey Lasher, Monty Lamirato, Tony Sullivan and Paul Rutenis.
•2020: Michael Salaman, Monty Lamirato and Tony Sullivan.
(4) TSR figures assume an initial investment of $100 on December 31, 2019. For 2022, reflects the cumulative total shareholder return from December 31, 2019 to December 31, 2022. For 2021, reflects the cumulative total shareholder return from December 31, 2019 to December 31, 2021. For 2020, reflects the cumulative total shareholder return from December 31, 2019 to December 31, 2020.
(5) The peer group used for the TSR calculation is the S&P Retail Select Industry Index.

(6) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted (i) within the “Use of Non-GAAP Financial Information” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s Form 10-K for the applicable year and (ii) to exclude the impact of any other specific non-recurring and unusual items. While the Company has used numerous performance measures in connection with its executive compensation program, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by the Company to link CAP to NEOs to the Company’s performance.
(7) 2022 net loss primarily driven by goodwill impairment of $127.8 million. Please refer to or latest Annual Report on Form 10-K for additional detail on 2022 financial performance.

Adjustments Made to Determine Compensation Actually Paid

The following table shows the adjustments made to the values in the SCT to calculate the values in the Pay-Versus-Performance table above:

Adjustments to Determine Compensation Actually Paid for PEO	2022	2021	2020
Deduction for Amounts Reported under the "Stock Awards" column in SCT	$—	$—	$—
Change in fair value of awards granted during the year that remain unvested as of year-end	$—	$—	$—
Increase/Deduction for Change in Fair Value from prior Year-end to current year-end for Awards that were Outstanding and Unvested as of year-end	$—	$—	$—
Increase/Deduction for Change in Fair Value from prior Year-end to current year-end for awards that were vested as of year-end	$2,128,000	$7,184,000	$208,000

Adjustments to Determine Compensation Actually Paid for non-PEO NEOs
Deduction for Amounts Reported under the "Stock Awards" column in SCT	$1,103,986	$952,320	$—
Change in fair value of awards granted during the year that remain unvested as of year-end	$338,100	$1,185,384	$16,088,000
Increase/Deduction for Change in Fair Value from prior Year-end to current year-end for Awards that were Outstanding and Unvested as of year-end	$(65,246)	$(5,434,000)	$4,941,404
Increase/Deduction for Change in Fair Value from prior Year-end to current year-end for awards that were vested as of year-end	$(18,000)	$2,013,589	$3,287,604

Most Important Financial Performance Measures

Below is an unranked list of financial performance measures that the Company considers to be the most important financial performance measures linking CAP to NEOs to the Company's performance.
•Revenue
•Gross Profit
•Adjusted EBITDA

Pay-Versus-Performance Tables

The tables below demonstrate the relationship between CAP to our NEOs and Total Shareholder Return ("TSR"), net income, and Adjusted EBITDA for each of 2022, 2021, and 2020.

CAP vs. Adjusted EBITDA
CAP
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
-5,000,000
$40.0
$30.0
$20.0
$10.0
-
($10.0)
($20.0)
Adjusted EBITDA
($ in Millions)
$18.8
$34.2
($16.7)
2020
2021
2022
PEO
Average for Non-PEO NEOs
Company Adj EBITDA

The table below demonstrates the relationship between the Company's TSR and the Company's peer group TSR beginning December 31, 2019 and ending on December 31, 2022.

Company TSR vs. Peer Group TSR
TSR
$950.00
$850.00
$750.00
$650.00
$550.00
$450.00
$350.00
$250.00
$150.00
$50.00
$(50.00)
$873.85
$215.98
$98.60
$33.91
$40.08
$(5.08)
2020
2021
2022
Cumulative TSR of Company
Cumulative peer group TSR

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned as of the Record Date by:
•each of our shareholders who is known by us to beneficially own 5% or more of our Common Stock;
•each of our NEOs;
•each of our directors; and
•all of our directors and current NEOs as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such person has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 61,035,521 shares of Common Stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, the Record Date shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by such person. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite that person’s name. Unless indicated below, the address of each person listed below is c/o GrowGeneration Corp., 5619 DTC Parkway, Suite 900, Greenwood Village, Colorado 80111.

Name of Beneficial Owner	Number of Shares Beneficially owned		Percentage of Shares Beneficially Owned
Michael Salaman, President and Director	869,704	(1)	1.42%
Darren Lampert, Chief Executive Officer and Director	893,616	(2)	1.46%
Greg Sanders, Chief Financial Officer	47,243	(3)	*
Stephen Aiello, Director	532,729	(4)	*
Paul Ciasullo, Director	472,250	(5)	*
Eula Adams, Director	27,870	(6)	*
All Officers and Directors (6 persons)	2,843,412		4.62%
ETF Managers Group LLC 30 Maple St, Ste 2 Summit, NJ 07091	3,578,793	(7)	5.86%
Black Rock 55 East 52nd Street New York, NY 10055	4,050,473	(8)	6.64%
*Represents beneficial ownership of less than 1%.
(1) Includes (i) 653,038 shares of Common Stock; and (ii) 216,666 vested stock options.
(2) Includes (i) 676,951 shares of Common Stock; and (ii) 216,665 vested stock options.
(3) Includes (i) 27,243 shares of Common Stock; and (ii) 20,000 vested stock options.
(4) Includes (i) 354,977 shares owned by Stephen Aiello, (ii) 161,086 shares of Common Stock owned by Aiello Family Trust; (iii) 16,666 vested options.
(5) Includes (i) 422,250 shares of Common Stock; and (ii) 50,000 vested stock options.
(6) Composed entirely of Common Stock.
(7) Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 14, 2023, ETF Managers Group LLC is the beneficial owner of 3,578,793 shares of Common Stock. The ETFMG Alternative Harvest ETF, a series of the ETF Managers Trust, which is managed on a discretionary basis by ETF Managers Group LLC, has the right or the power to direct the receipt of dividends, or the proceeds from the sale of, the Common Stock.
(8) Based solely on the information set forth in the Schedule 13G filed with the SEC on February 1, 2023, BlackRock, Inc. is the beneficial owner of 4,050,473 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements which are described under “Executive Compensation” and/or as disclosed in the Notes to the Consolidated Financial Statements of GrowGeneration and its Subsidiaries filed in connection with the Company’s latest Annual Report on Form 10-K, during the fiscal year ended December 31, 2022 and through the date of this Proxy Statement, there are no transactions or series of similar transactions to which the Company was a party or will be a party, in which: (i) the amounts involved exceeded or will exceed $120,000; and (ii) any of the Company’s directors, director nominees, executive officers or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The Board has adopted a related party transaction policy. It is the responsibility of the Nominating and Corporate Governance Committee to administer this policy.

Prior to entering into a potential related party transaction, the related party must notify the Company’s in-house counsel in writing of the facts and circumstances of the proposed transaction to undertake an evaluation of whether the proposed transaction would constitute a related party transaction that requires approval of the Committee. If the evaluation determines that the proposed transaction would constitute a related party transaction, counsel reports the related party transaction, together with a summary of the material facts, to the Committee for consideration.

In determining whether to approve a related party transaction, the Committee takes into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the transaction was initiated by the Company, a subsidiary or the related party, (iii) whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose and potential benefits to the Company of the transaction, (v) the approximate dollar value of the transaction, particularly as it relates to the related party, (vi) the related party’s interest in the transaction and (vii) any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Committee reviews all relevant information available to it about the related party transaction and either approves or disapproves entry into the transaction. If a transaction involves a related party who is a director or an immediate family member of a director, such director may not participate in any discussion or vote regarding such transaction. The Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the transaction.

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PROPOSAL 2: SAY-ON-PAY

Shareholders are provided with the opportunity to cast a non-binding advisory vote to approve named executive officer compensation as described in “Compensation Discussion and Analysis,” the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this Proxy Statement. Although this vote is advisory and non-binding, the Board and the Compensation Committee value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation policies and decisions for named executive officers.

The Compensation Discussion and Analysis in this Proxy Statement describes our executive compensation program and the decisions made by the Compensation Committee in 2022 in more detail. We encourage shareholders to review this section. The Board and the Compensation Committee believe that the compensation program for named executive officers motivates the executive officers and encourages an appropriate level of risk-taking in order to achieve strong financial performance amid continuing macroeconomic and industry challenges.

The Board of Directors recommends that you vote “FOR” the following advisory resolution:

Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, be, and hereby is, adopted, approved and ratified in all respects.

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PROPOSAL 3: EQUITY PLAN AMENDMENT

The Company has maintained incentive equity plans since its founding in 2014. The general purpose of these equity plans is to provide an incentive to the Company’s employees, directors, consultants and advisors by enabling them to share in the future growth of the Company’s business. The Board and the Compensation Committee believe that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out its long range plans and securing its growth and financial success.

The Board and the Compensation Committee regularly monitor the awards granted and the availability of additional awards under the Company's equity plans, including its 2018 Equity Incentive Plan adopted in 2018, as amended and restated in 2020 (the “Restated 2018 Plan”).

Based on the current status of awards granted and availability of additional awards under the Restated 2018 Plan, discussed below, as well as other relevant factors such as the historical share usage and future share needs of the Company, the Board and the Compensation Committee believe that it is in the best interest of the Company and its shareholders to approve an increase in the number of shares available for issuance under the Restated 2018 Plan by 3,000,000. The Board and the Compensation Committee believe that increasing the number of shares issuable under the Restated 2018 Plan will advance the Company’s and its shareholders’ best interests by enhancing the Company’s ability to (a) attract and retain employees, consultants, directors and advisors who are in a position to make significant contributions to the Company’s success; (b) reward the Company’s employees, consultants, directors and advisors for these contributions; and (c) encourage employees, consultants, directors and advisors to take into account the Company’s long-term interests through ownership of its shares. The Board and the Compensation Committee further believe that the proposed increase amount reflects an appropriate balance between the need to remain competitive in a tight labor market and the need to limit shareholder dilution.

Adoption of 2018 Equity Plan and Amendments

On January 7, 2018, the Board adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved and ratified by shareholders on April 20, 2018.

On February 7, 2020, the Board approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000 (the “Restated 2018 Plan”), which was approved and ratified by shareholders on May 11, 2020.

On April 26, 2023, the Board approved the first amendment of the Restated 2018 Plan to increase the number of shares issuable thereunder from 5,000,000 to 8,000,000, in the form attached as Exhibit A (the “Plan Amendment”). All other terms and conditions of the Restated 2018 Plan will remain in full force and effect.

If the Plan Amendment is approved by our stockholders at the Annual Meeting, it will become effective on the date of the Annual Meeting. If the Plan Amendment is not approved by our stockholders, then the Restated 2018 Plan will remain in effect as it presently exists.

Equity Awards Made under Restated 2018 Plan

The following table sets forth stock options that were approved by the Committee to the persons and groups named below under the Restated 2018 Plan as of December 31, 2022.

Name and Position	Aggregate Number of Shares Subject to Options Granted under the Plan Since Plan Inception	Aggregate Number of Shares Subject to Restricted Stock or Stock Units Granted under the Plan Since Plan Inception
Darren Lampert, Chief Executive Officer	375,000	500,000
Michael Salaman, President	375,000	500,000
Gregory Sanders, Chief Financial Officer	28,000	118,000
All executive officers as a group	778,000	1,118,000
All non-employee directors as a group	300,000	75,000
All non-executive officer employees as a group	525,409	2,010,332

Available Shares under Restated 2018 Plan

As of the Record Date, under the Restated 2018 Plan, there have been a total of (i) 1,888,500 options issued (of which 604,498 are currently outstanding, 998,911 have been exercised and 285,094 have been forfeited), and (ii) 1,765,2811 shares of Common Stock issued. There are a total of (i) 619,624 shares awarded but unvested and (ii) 1,000,689 shares available to be awarded in the future.

Summary of Plan Terms

The following summarysummary of principal terms is qualified in its entirety by the full text of the Restated 2018 Plan, which was attached as Exhibit 10.3 to the Company's 2022 Annual Report on Form 10-K, as amended by the Plan Amendment (collectively, the "Amended 2018 Plan").

Administration

The Amended 2018 Plan will be administered by our Compensation Committee. The Committee may grant options to purchase shares of our Common Stock, stock appreciation rights, restricted stock units, restricted or unrestricted shares of our Common Stock, performance shares, performance units, other cash-based awards and other stock-based awards. The Committee also has broad authority to determine the terms and conditions of each option or other kind of equity award, adopt, amend and rescind rules and regulations for the administration of the Amended 2018 Plan and amend or modify outstanding options, grants and awards.

Eligibility

Persons eligible to receive awards under the Amended 2018 Plan are employees, directors and consultants of the Company. The Committee may at any time and from time to time grant awards under the Amended 2018 Plan to eligible persons on a discretionary basis.

Shares Subject to the Plan

The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the Amended 2018 Plan is 8,000,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive stock options may be granted under the Amended 2018 Plan with respect to all of those shares. If any option or stock appreciation right granted under the Amended 2018 Plan terminates without having been exercised in full or if any award is forfeited, or if shares of Common Stock are withheld to cover withholding taxes on options or other awards, the number of shares of Common Stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the Amended 2018 Plan. The maximum aggregate number of shares of Common Stock with respect to one or more awards that may be granted to any employee, director or consultant during any calendar year is 1,000,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more awards payable in cash is $600,000.

Options

Options granted under the Amended 2018 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonstatutory stock options” that do not meet such requirements. Incentive stock options may be granted only to employees. Each option grant will be evidenced by an award agreement that will specify the terms and conditions as determined by the Committee. The Committee will determine the exercise price of options granted under the 2018 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent shareholder).

If on the date of grant the Common Stock is listed on a stock exchange or a national market system, the fair market value is the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value is determined in good faith by the Committee based upon the advice of a qualified valuation expert.

No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a 10% shareholder) from the date of grant. Options granted under the Amended 2018 Plan will be exercisable at such time or times as the Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by bank check, (b) through delivery of shares of our Common Stock having a fair market value equal to the purchase price, (c) through cashless exercise, or (d) a combination of these methods.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. Options granted under the Amended 2018 Plan will be exercisable at such time or times as the Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Stock Appreciation Rights

The Committee may grant stock appreciation rights under the Amended 2018 Plan in such amounts as the Committee in its discretion will determine. Each stock appreciation right grant will be evidenced by an award agreement that will specify the terms and conditions as determined by the Committee. The exercise price per share of a stock appreciation right will be determined by the Committee but will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant. The maximum term of any stock appreciation right granted under the Amended 2018 Plan is ten years from the date of grant. Generally, each stock appreciation right will entitle a participant upon exercise to an amount equal to: (i) the excess of the fair market value on the exercise date of one share of our Common Stock over the exercise price, multiplied by (ii) the number of shares of Common Stock covered by the stock appreciation right.

Payment may be made in shares of our Common Stock, in cash, or partly in Common Stock and partly in cash, all as determined by the Committee.

Restricted Stock and Restricted Stock Units

The Committee may award restricted Common Stock and/or restricted stock units under the Amended 2018 Plan in such amounts as the Committee in its discretion will determine. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, as evidenced in an award agreement, which may include performance-based conditions. Dividends and other distributions with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to shareholders, unless otherwise provided in the award agreement. Unless the Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units

The Committee may award performance shares and/or performance units under the Amended 2018 Plan in such amounts as the Committee in its discretion will determine. Each performance unit will have an initial value that is established by the Committee on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant. The Committee at its discretion will set performance objectives or other vesting provisions. The Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units, as evidenced in an award agreement.

Effect of Certain Corporate Transactions

In the event of a change in control (as defined in the Amended 2018 Plan), the Committee has the discretion, without the consent of any recipient, to take the following actions as to an outstanding award: (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquirer or successor; (ii) awards will terminate upon or immediately prior to the consummation of such change in control; (iii) outstanding awards will vest and become exercisable, or restrictions applicable to awards will lapse, in whole or in part, prior to or upon consummation of such change in control, and terminate upon or immediately prior to such change in control; (iv) awards will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award; (v) awards will be replaced with other rights and/or property selected by the Committee in its discretion; or (vi) any combination of the foregoing.

Amendment and Termination

The Committee may at any time amend, alter, amend the terms of awards in any manner not inconsistent with the Amended 2018 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, the Committee may at any time amend, suspend, or terminate the Amended 2018 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary to comply with any applicable law or stock exchange rule, the Company will obtain shareholder consent of an amendment to the plan.

Tax Withholding

Prior to delivery of any shares or cash pursuant to an award or exercise thereof, the Company may deduct or withhold, or require a holder of such award to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such award or exercise thereof.

Grant of Awards

The grant of awards under the Amended 2018 Plan is discretionary and the Company cannot determine now the specific number, type or terms of awards to be granted in the future to any particular person or group.

The Board of Directors recommends that you vote “FOR” the approval and ratification of the amendment of the Company’s Amended and Restated 2018 Equity Incentive Plan to increase the number of shares issuable thereunder from 5,000,000 to 8,000,000.

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PROPOSAL 4: INDEPENDENT AUDITOR

Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for 2022. Plante & Moran, PLLC (“Plante Moran”) served as the Company’s independent registered public accounting firm for 2021. On March 28, 2022, the Company dismissed Plante Moran and appointed Grant Thornton as the Company’s new independent registered public accounting firm.

The following table shows the fees that were billed for the audit and other services provided by Grant Thornton and Plante Moran for 2022 and 2021, respectively.

	2022	2021
Audit Fees	$1,400,350	$1,351,351
Audit-Related Fees	—	—
Tax Fees	—	46,750
All Other Fees	—	75,038
Total	$1,400,350	$1,473,139

Audit Fees

This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or review of interim financial statements.

Audit-Related Fees

This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding the Company’s correspondence with the SEC, if any, and other accounting consulting.

Tax Fees

This category consists of professional services rendered by the independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees

This category consists of fees for other miscellaneous items.

The Audit Committee evaluates and approves the retention of the independent auditors for any non-audit service and the fee for such service in advance.

What vote is required to approve this proposal?

The Audit Committee has selected Grant Thornton to act as the Company’s independent registered public accounting firm for the 2023 fiscal year. Although shareholder approval or ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to the shareholders for approval and ratification as a matter of good corporate practice. If the appointment is not approved and ratified by shareholders, the Audit Committee will re-evaluate its appointment, taking into consideration the shareholders’ vote. However, pursuant to the Audit Committee Charter, the Audit Committee is solely responsible for the appointment and termination of the Company’s auditors and may do so at any time in its discretion. Representatives of Grant Thornton are expected to be present at the Annual Meeting.

Proxies will be voted “FOR” approval and ratification of the appointment of Grant Thornton as GrowGeneration’s independent registered public accounting firm for the 2023 fiscal year absent contrary instructions.

The Board of Directors recommends that you vote “FOR” the approval and ratification of the appointment of Grant Thornton as GrowGeneration’s independent registered public accounting firm for the 2023 fiscal year.

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OTHER BUSINESS

Other Matters that May Come Before the Annual Meeting

The Board does not know of any other matters that may be brought before the Annual Meeting, nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board. In the event that any other matter should be properly brought before the Annual Meeting or any nominee is not available for election, the persons named in the proxy that is submitted via the Internet or mail will have discretionary authority to vote all proxies in accordance with the recommendation of the Board, unless otherwise specified to the contrary with respect to such matters.

Annual Report

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 10-K”) with the SEC on March 16, 2023. The 2022 10-K, the Notice of the 2023 Annual Meeting of Shareholders and the Proxy Statement are available on the Internet at www.proxyvote.com.

The Company’s 2022 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website at www.sec.gov and the Company’s website at ir.growgeneration.com. Upon request, the Company will provide, without charge, to any person to whom a proxy statement is delivered, a copy of any information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information). Shareholders may request to receive a full package of the proxy materials by following the instructions included in the Notice.

ALL SHAREHOLDERS ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAIL PRIOR TO THE ANNUAL MEETING.

Exhibit A

FIRST AMENDMENT TO AMENDED AND RESTATED 2018 EQUITY COMPENSATION PLAN OF GROWGENERATION CORP.

This is the First Amendment (this “Amendment”) to the Amended and Restated 2018 Equity Incentive Plan of GrowGeneration Corp. (the “Company”).
Recitals

A.On January 7, 2018, the Board of Directors of the Company adopted the 2018 Equity Incentive Plan (the “Plan”), which was approved and ratified by the shareholders of the Company on April 20, 2018.

B.On February 7, 2020, the Board of Directors of the Company approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000 (the “Amended & Restated Plan”), which was approved and ratified by the shareholders of the Company on May 11, 2020.

C.On April 26, 2023, the Board of Directors of the Company approved the first amendment of the Amended & Restated Plan to increase the number of shares issuable thereunder from 5,000,000 to 8,000,000, which is subject to approval and ratification by the shareholders of the Company (the date of such approval and ratification, the “Effective Date”).

D.The Board of Directors of the Company approved the submission of this Amendment for approval and ratification by the shareholders at the Company’s annual meeting of shareholders to be held on June 22, 2023.

AMENDMENT
1.To be effective as of the Effective Date, Section 3(a) of the Amended & Restated Plan is hereby amended and replaced in its entirety as follows:

“Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares and options that may be awarded and sold under the Plan is 8,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.All other terms and conditions of the Amended & Restated Plan shall remain unmodified and in full force and effect.

Your Vote Counts! GROWGENERATION CORP. ATTN: CHIEF FINANCIAL OFFICER 5619 DTC PARKWAY, SUITE 900 GREENWOOD VILLAGE, CO 80111 GROWGENERATION CORP. 2023 Annual Meeting Vote by June 21, 2023 11:59 PM ET You invested in GROWGENERATION CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 22, 2023. Vote Virtually at the Meeting* June 22, 2023 4:00 PM EDT Virtually at: www.virtualshareholdermeeting.com/GRWG2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V14947-P92485 Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 8, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V14948-P92485 01) Darren Lampert 02) Michael Salaman 03) Eula Adams 04) Stephen Aiello 05) Paul Ciasullo 1. Election of Directors Nominees: 2. To provide an advisory vote to approve the compensation paid to the Company’s named executive officers pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Say-on-Pay”). 3. To approve and ratify the amendment and restatement of the Company’s Amended and Restated 2018 Equity Incentive Plan to increase the number of shares issuable thereunder from 5,000,000 to 8,000,000. 4. To approve and ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of December 31, 2023 and for the fiscal years then ending. NOTE: To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting. For For For For All
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V14937-P92485 2. To provide an advisory vote to approve the compensation paid to the Company's named executive officers pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Say-on-Pay"). 4. To approve and ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm to audit the Company's financial statements as of December 31, 2023 and for the fiscal years then ending. 3. To approve and ratify the amendment and restatement of the Company's Amended and Restated 2018 Equity Incentive Plan to increase the number of shares issuable thereunder from 5,000,000 to 8,000,000. ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain For Against Abstain ! !! ! !! GROWGENERATION CORP. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR ALL of the following: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: GROWGENERATION CORP. ATTN: CHIEF FINANCIAL OFFICER 5619 DTC PARKWAY, SUITE 900 GREENWOOD VILLAGE, CO 80111 1. Election of Directors Nominees: 01) Darren Lampert 02) Michael Salaman 03) Eula Adams 04) Stephen Aiello 05) Paul Ciasullo ! !! NOTE: To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GRWG2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box below marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 21, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V14938-P92485 GROWGENERATION CORP. Annual Meeting of Stockholders June 22, 2023, Thursday, 4:00 PM (Eastern Daylight Time) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Darren Lampert, Chief Executive Officer, as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GROWGENERATION CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM (Eastern Daylight Time) on June 22, 2023 virtually at www.virtualshareholdermeeting.com/GRWG2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side